Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of this 10th day of January, 2023 by and among by and among Elements of Health and Wellness, Inc., a company incorporated in the Florida (the “Company” or “Elements”), and Token Communities Ltd., a Delaware corporation (“Buyer” or “Token Communities”).

WHEREAS, the Company wishes to sell, and the Buyer wishes to purchase 90 shares of Common Stock (the “Common Stock”) of the Company in exchange for Two Hundred Twenty Five Thousand Dollars ($225,000).

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Elements will become a 90% wholly-owned subsidiary of the Buyer; and

NOW, THEREFORE, for and in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF COMMON STOCK

Section 1.1. Sale and Purchase. Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company shall sell to Buyer, and Buyer shall purchase, the Common Stock from the Company, as set forth in Schedule A annexed hereto.

Section 1.2. Purchase Price. The purchase price for the Common Stock shall be the sum of Two Hundred Twenty Five Thousand ($225,000) (the “Purchase Price”). The Purchase Price shall be payable by the Buyer via the issuance of a promissory note to the Company in the form annexed hereto as Schedule A.

ARTICLE II

THE CLOSING

Section 2.1. Closing. Subject to the satisfaction or waiver of each of the conditions set forth herein, the consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place at other time and on such other date as may be mutually agreed upon by the Parties (the “Closing Date”).

Section 2.2. Deliveries by Company.

(a) At the Closing, the Buyer shall deliver to the Company the following documents or instruments, in form and substance reasonably satisfactory to Buyer:

(i) signed copy of this Agreement.

(ii) such further documents as may be reasonably necessary for (i) the Company to convey and transfer to Buyer, and Buyer to acquire and accept from the Company, the Common Stock, and (ii) Buyer to become a shareholder of the Company, or as may be otherwise reasonably requested by Buyer.

(iii) the certificate(s) evidencing the Common Stock.

(iv) upon receipt of the wire referenced in Section 2.3(a) below the Company shall provide the Buyer with verification of the dollar amount received, and date received.

Section 2.3. Deliveries by Buyer. At the Closing, Buyer shall deliver to the Company the following documents or instruments, in form and substance reasonably satisfactory to the Company:

(a) the Purchase Price.

(b) signed copy of this Agreement and the Promissory Note.

(c) such further documents as may be reasonably necessary for (i) the Company to convey to Buyer, and Buyer to acquire and accept from the Company, the Common Stock, free and clear of all Liens, and (ii) Buyer to become a shareholder of the Company, or as may be otherwise reasonably requested by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of Company. Company represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

(a) Organization. Elements, has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

(b) Capitalization. The capitalization of Elements is as provided to Token Communities, and as of Closing the capitalization of each shall not have changed. All of the issued and outstanding shares of capital stock of Elements, as of the date of this Agreement are and as of Closing will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no voting trusts or any other agreements or understandings with respect to the voting of Elements capital stock. Except as set forth in the preceding sentence, no other class of capital stock or other security of Elements is authorized, issued, reserved for issuance or outstanding. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which Elements or any of the Elements Shareholders is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of Elements. There are no outstanding contractual obligations (contingent or otherwise) of Elements to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Elements.

(c) Subsidiaries. As of the Closing, Elements has no direct or indirect subsidiaries.

(d) Certain Corporate Matters. Elements is duly qualified to do business as a corporation and is in good standing under the laws of Florida, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Elements financial condition, results of operations or business. Elements has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

(e) Authority Relative to this Agreement. Elements has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Elements have been duly authorized by Elements’ Board of Directors and no other actions on the part of Elements are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Elements and constitutes a valid and binding agreement, enforceable against Elements in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(f) Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Elements of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Elements nor the consummation by Elements of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of Elements, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Elements is a party or by which any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Elements, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Elements taken as a whole.

(g) Books and Records. The books and records of Elements delivered to Token Communities prior to the Closing fully and fairly reflect the transactions to which Elements is a party or by which it or its properties are bound.

(h) Intellectual Property. Elements has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Elements infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

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(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Elements, threatened against or affecting Elements or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Elements nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of Elements, there is not pending or contemplated, any investigation by the Securities and Exchange Commission (the “Commission”) involving Elements or any current or former director or officer of Elements.

(j) Legal Compliance. To the best Knowledge of Elements, after due investigation, no claim has been filed against Elements alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Elements holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

(k) Contracts. Elements is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(l) Material Changes. Since December 31, 2021: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Elements has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in Elements’ financial statements pursuant to GAAP, (iii) Elements has not altered its method of accounting, (iv) Elements has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Elements has not has issued any equity securities to any officer, director or Affiliate.

(m) Labor Relations. No labor dispute exists or, to the Knowledge of Elements, is imminent with respect to any of the employees of Elements which could reasonably be expected to result in a Material Adverse Effect. None of Elements’ employees is a member of a union that relates to such employee’s relationship with Elements, and Elements is not a party to a collective bargaining agreement, and Elements believes that its relationships with its employees are good. No executive officer, to the Knowledge of Elements, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Elements to any liability with respect to any of the foregoing matters. Elements is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Title to Assets. Elements has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by them that is material to the business of Elements, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Elements and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Elements are held by them under valid, subsisting and enforceable leases with which Elements are in compliance.

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(o) No General Solicitation. Neither Elements nor any person acting on behalf of Elements has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

(p) Disclosure. The representations and warranties and statements of fact made by Elements in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

Section 3.2. Representations and Warranties of Buyer. Buyer, represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Buyer has the requisite power to execute, deliver and perform its obligations under this Agreement and the Buyer Documents, and to consummate the transaction contemplated hereby.

(b) The execution and delivery by Buyer of, and the performance by Buyer of its obligations under, this Agreement and any other agreements, statements, certificates, instruments or other documents to be executed and delivered by Buyer at the Closing pursuant to this Agreement (collectively, the “Buyer Documents”) and the consummation by Buyer of the transaction contemplated hereby (i) have been or will be duly authorized and approved by all necessary action of Buyer, (ii) do not and will not require any further or additional consent, approval or authorization of Buyer, (iii) do not and will not violate, contravene or conflict with the any law, regulation, judgment, order or decree to which Buyer or any of its assets are subject, (iv) do not and will not require the consent, approval, waiver, clearance, permit, license or authorization of, by or from, any filing with, or any notice to, any Person (beyond that which has already been obtained), (v) do not and will not result in a breach of, or constitute a default under, any contract, instrument, commitment or arrangement to which Buyer is a party, by which Buyer is bound or to which Buyer’s assets are subject, and (vi) do not and will not result in the imposition of a Lien on any of Buyer’s assets.

(c) This Agreement constitutes and each of the other Buyer Documents will constitute the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d) Buyer is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Common Stock.

(e) Buyer recognizes that the purchase of the Common Stock involves an extremely high degree of risk in that: (a) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Common Stock; (b) transferability of the Common Stock are limited and may only be accomplished in compliance with applicable securities laws and the terms of the Bylaws and Certificate of Incorporation Agreement; and (c) the Company may require substantial additional funds in the short term to operate its business and subsequent equity financings will dilute the ownership and voting interests of Buyer.

(f) The Buyer is acquiring the Common Stock for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

(g) The Buyer understands and acknowledges that the Common Stock will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

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(h) Organization and Qualification. Token Communities is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Token Communities is not, to its Knowledge, in violation nor default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”). Token Communities is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(i) Authorization; Enforcement. Token Communities has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Token Communities and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Token Communities and no further action is required by Token Communities, the Board of Directors or Token Communities’ stockholders in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by Token Communities and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Token Communities enforceable against Token Communities in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(j) No Conflicts. The execution, delivery and performance by Token Communities of this Agreement and the consummation by Token Communities of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Token Communities’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Token Communities, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Token Communities debt or otherwise) or other understanding to which Token Communities is a party or by which any property or asset of Token Communities is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Token Communities is subject (including federal and state securities laws and regulations), or by which any property or asset of Token Communities is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Capitalization. The capitalization of Token Communities is as previously provided to Elements and will remain as of the Closing Date. Token Communities has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as disclosed in the SEC Reports filed with the SEC, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Token Communities’ common stock, or Contracts, commitments, understandings or arrangements by which Token Communities is or may become bound to issue additional shares of Token Communities’ common stock or Common Stock Equivalents. All of the outstanding shares of capital stock of Token Communities are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

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(l) Reports; Financial Statements. Token Communities has filed certain reports, schedules, forms, statements and other documents with the SEC (or such shorter period as Token Communities was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Reports”). To the Knowledge of Token Communities, as of their respective dates, the Reports complied in all material respects with the requirements of the SEC, and none of the Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Token Communities included in the Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Token Communities as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(m) Material Changes. Since the date of the latest audited financial statements included within the Reports, except as specifically disclosed in a subsequent Report filed prior to the date hereof or in connection herewith: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Token Communities has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Token Communities’ financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) Token Communities has not altered its method of accounting, (iv) Token Communities has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Token Communities has not issued any equity securities to any officer, director or Affiliate.

(n) Transactions with Affiliates and Employees. Except as set forth in the Reports, none of the officers or directors of Token Communities and, to the Knowledge of Token Communities, none of the employees of Token Communities is presently a party to any transaction with Token Communities (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Token Communities, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Token Communities and (iii) other employee benefits.

(o) Listing. Token Communities’ common stock is not currently quoted on any exchange or market. Elements and the Elements Shareholders are familiar with the history of the quotation of the Token Communities Common.

(p) Minute Books. The minute books of Token Communities made available to Elements and the Elements Shareholders contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

(q) Business Records and Due Diligence. Prior to the Closing, Token Communities delivered to Elements all records and documents relating to Token Communities, which Token Communities and possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Token Communities and Token Communities Subsidiaries.

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(r) Contracts. Except as previously disclosed to Elements there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Token Communities taken as a whole. Token Communities is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s) No Undisclosed Liabilities. Except as otherwise disclosed in Token Communities’ Financial Statements or incurred in the ordinary course of business after the fiscal year ended December 31, 2020, and quarterly reports since such date, Token Communities has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. Token Communities represents that at the date of Closing, Token Communities shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

(t) Disclosure. The representations and warranties and statements of fact made by Token Communities in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1. Conditions Precedent to Obligations of Company. The obligation of the Company to sell and transfer the Common Stock and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 4.1. Company may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion.

(a) All representations and warranties of Buyer contained in this Agreement or in any of the Buyer Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b) Buyer shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement, to be performed or complied with by Buyer prior to or on the Closing Date; and

(c) Buyer shall have paid the Purchase Price to the Company in accordance with Section 1.2 hereof.

Section 4.2. Conditions Precedent to Obligations of Buyer. The obligation of Buyer to purchase the Common Stock and to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of all of the conditions precedent set forth in this Section 4.2. Buyer may waive any or all of these conditions, in whole or in part, without prior notice, in its sole and absolute discretion.

(a) All representations and warranties of the Company contained in this Agreement or in any of the Company Documents shall be true and correct in all material respects as of the date hereof or thereof and as of the Closing Date;

(b) The Company shall have performed and complied with, in all material respects, all covenants, obligations and conditions required by this Agreement including but not limited to those contained in Section 2.2 above, to be performed or complied with by the Company prior to or on the Closing Date;

(c) No injunction, order or decree of any Governmental Authority shall be in effect which restrains or prohibits the consummation of the transaction contemplated by this Agreement at the Closing; and

(d) The Company shall have conveyed the Common Stock to Buyer in accordance with this Agreement.

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ARTICLE V

MISCELLANEOUS

Section 5.1. Notices. All notices, requests, consents, demands and other communications required or permitted to be given under this Agreement (collectively, “Notices”) shall be in writing, be in the English language and be sent by certified or registered mail (return receipt requested), reputable overnight courier service, hand or confirmed facsimile. Notices shall be deemed to have been properly given and made five (5) business days after having been sent by mail, two (2) business days after having been sent by courier service, and one (1) business day after having been sent by hand or facsimile, in each case in compliance with this Section 5.1.

Section 5.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to its choice-of-law and conflicts-of-laws rules.

Section 5.3. Attorneys/Waiver. Each of the Parties shall be deemed to have participated in the drafting of this Agreement and have had the opportunity to consult with counsel of their choosing. Counsel to the Buyer shall not be deemed as representing the Company.

Section 5.4. Entire Agreement. This Agreement contains and constitutes the entire agreement of or among the Parties with respect to the subject matter of this Agreement, and supersedes all other prior or contemporaneous understandings, communications, commitments, undertakings, representations and agreements, oral or written, expressed or implied, of or among the Parties with respect to the subject matter of this Agreement.

Section 5.5. Construction. The Parties have each participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 5.6. Counterparts. This Agreement may be executed in any number of counterparts and such counterparts may be exchanged by means of electronic mail or facsimile transmission, and each of such counterparts shall be deemed an original but all of them together shall constitute one and the same instrument. In the event that counterparts of this Agreement are executed and exchanged by electronic mail or facsimile transmission, the Parties shall endeavor to exchange original executed counterparts of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

Company

Elements of Health and Wellness, Inc.

By:
Name:
Title:	President

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STOCK PURCHASE AGREEMENT

BUYER’S SIGNATURE PAGE

IN WITNESS WHEREOF, the Buyer set forth below has caused this Stock Purchase Agreement to be duly executed and delivered as of the date first written above, and elects to purchase such number of Common Stock at the Purchase Price as set forth below.

# of shares of Common Stock Purchased	Purchase Price
90	$225,000

BUYER

Token Communities Ltd.

By:
Name:	Peter Chen, CFO

Address:

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PROMISSORY NOTE

$225,000	Date of Issuance: January 10, 2023

Token Communities Ltd., (the “Borrower”), for value received hereby promises to pay to Elements of Health and Wellness, Inc., or its assigns (the “Holder”), the principal sum of Two Hundred Twenty Five Thousand Dollars ($225,000), or such lesser amount as shall equal the then outstanding principal amount hereof, inclusive of accrued and unpaid interest on such outstanding principal amount at the rate of three percent (3%) per annum, as set forth below, on January 9, 2028 (“Maturity”).  Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder, or, if requested in writing by the Holder, by wire transfer in accordance with the Holder’s instructions.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Payment of Principal and Interest.

(a)  Payment in Full on Maturity.  Unless this Note sooner becomes due and payable under Section 2 hereof, all outstanding principal of and accrued but unpaid interest on this Note shall be paid in full on Maturity.

(b)  Interest.  Three percent (3%) per annum interest shall accrue on the outstanding principal amount of this Note commencing as of January 10, 2023.

2. Events of Default.  If one or more of the following events (each an “Event of Default”) shall occur:

(a) Borrower shall fail to pay in full any principal or other amounts due to Holder under this Note upon Maturity;

(b) Borrower shall default in the performance of or compliance with any covenant, agreement or other obligation of Borrower contained in this Note that is not remedied, waived or cured within 15 business days following such default in performance or noncompliance;

(c) any representation or warranty of the Borrower contained herein shall prove to have been false or incorrect in any material respect as of the date of this Note;

(d) Borrower shall have an uncured default for more than 30 days (as principal, guarantor or other surety) in the payment of any principal of, premium (if any) or interest on any indebtedness for borrowed money to any other party, or shall default in the performance of or compliance with any other obligation contained in the documentation evidencing or securing any such other indebtedness, and in connection with such default such indebtedness becomes due and payable prior to the date it would otherwise become due and payable, or the Borrower shall fail to pay such indebtedness at its stated maturity;

(e) other than on terms approved beforehand by the Holder, the Borrower shall institute proceedings to be adjudicated as bankrupt or insolvent, or shall consent to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under Title XI of the United States Code, or any other applicable federal or state law, or shall consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Borrower, or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall take corporate action in furtherance of any such action;

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(f) within 30 days after the commencement of an action against the Borrower (and service of process in connection therewith on the Borrower) seeking any bankruptcy, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Borrower or all orders or proceedings thereunder affecting the operations or the business of the Borrower stayed, or the stay of any such order or proceeding shall thereafter be set aside, or within 30 days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower, such appointment shall not have been vacated;

(g)  entry of a final judgment in excess of $500,000 (excluding insured portions) against the Borrower or for which the Borrower is otherwise responsible that is not stayed, bonded or discharged within 30 days; or

(h)  any plan of liquidation or dissolution or winding up is adopted by the Borrower’s board of directors or stockholders or the Borrower is involuntarily dissolved or otherwise wound up;

then, upon the occurrence of any Event of Default described in paragraph (a), (d), (e), (f), or (h) above, all outstanding principal of this Note and all accrued but unpaid interest thereon shall be accelerated automatically, without any further action by any party, and shall become immediately due and payable notwithstanding any other provision of this Note, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower; and upon the occurrence of any other Event of Default described in the other paragraphs above, the Holder may, at the Holder’s option exercisable at any time thereafter, by notice to the Borrower in writing, accelerate this Note and declare the entire outstanding principal balance of this Note and all accrued but unpaid interest thereon immediately due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower. The Holder may enforce its rights under this Note and otherwise at law or in equity or both, all remedies available to the Holder under this Note or otherwise shall be cumulative, and no course of dealing between the Borrower and the Holder or any delay or omission in exercising any power or right shall operate as a waiver thereof.  The Borrower shall notify the Holder immediately in writing of the occurrence of any Event of Default, which notification shall include a summary of the material facts relating to such Event of Default and shall specify the date on which such Event of Default occurred.

3. Assignment. The rights and obligations of the Borrower and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

4. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Borrower and the Holder.  Any amendment, waiver, modification or consent entered into pursuant to this Section 5 shall be effective only in the specific instance and for the specific purpose for which it was given.

5. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex if sent during normal business hours of the recipient (or if not, on the next business day of the recipient); three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid; or otherwise upon delivery by hand or by messenger or one day after deposit with a nationally recognized courier service, addressed (a) if to the Holder, such address as the Holder shall have furnished to the Borrower in writing, or (b) if to the Borrower, such address as the Borrower shall have furnished to the Holder.

6. No Rights of a Stockholder.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or consent or to receive notice as a stockholder of the Borrower in respect of meetings of stockholders for the election of directors of the Borrower or any other matters or any rights whatsoever as a stockholder of the Borrower.

7. Governing Law.  The Agreement shall be governed by, and construed under, the laws of the State of Florida.

8.  Collection Costs.  The Borrower shall pay on demand all reasonable costs and expenses, including without limitation reasonable fees and expenses of counsel, incurred by the Holder in connection with enforcement of its rights under this Note.

9.  Lost, Stolen or Mutilated Note.  If this Note is lost, stolen, mutilated or destroyed, the Borrower will, on such reasonable terms with respect to indemnity or otherwise as it may in its discretion impose, issue a new note of like denomination, tenor, and date as this Note.  Any such new note shall constitute an original contractual obligation of the Borrower, and the lost, stolen, mutilated or destroyed, as applicable, Note shall be null and void.

10.  Counterparts.  This Note may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

This Note has been executed and delivered as of the date first above written.

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BORROWER: Token Communities Ltd.

By:
Peter Yaugh Chen, CFO

HOLDER: Elements of Health and Wellness, Inc.

By:
David Chen, President

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